UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K/A

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 20, 2008

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WINWHEEL BULLION INC.
(Exact name of registrant as specified in its charter)

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Delaware	000-52677	26-3773798
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

900 Goddard St
Irving, Ca 92618
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (202) 536-5191

Copy of all communications to:

David E. Price, Esq.,
Secretary, Corporate Attorney
13520 Oriental St.
Rockville, MD 20853
Ph. (202) 536-5191
Fax:(202) 330-5090

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01  Changes in Registrants Certifying Accountant.

On November 20th, 2008 Ham, Langston & Brezina LLP, Certified Public Accountant was dismissed as the independent registered public accounting firm for the company. Effective the same date Choi, Kim & Park LLP was appointed as the new independent registered public accounting firm for the Company. The decision to dismiss Ham, Langston & Brezina LLP and to appoint Choi, Kim & Park LLP was recommended and approved by the Company's Board of Directors.

Ham, Langston & Brezina LLP reports on the Company's financial statements for the past year did not contain an adverse opinion, disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. At no time during the registrant's two most recent fiscal years and any subsequent interim period preceding said termination was there at any time a disagreement with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. There were neither disagreements nor reportable events as defined per 304(a)(1)(iv) of Regulation S-K.

The Company has provided Ham, Langston & Brezina LLP with a copy of this Amended 8K Item and requested that Ham, Langston & Brezina LLP furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements by the Company in this Item and, if not, stating the respects in which it does not agree. A letter from Ham, Langston & Brezina LLP is attached hereto as Exhibit 16.

ITEM 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 16    Letter from Ham, Langston & Brezina, LLP, the Company's former accounting firm.

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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant  has duly  caused  this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINWHEEL BULLION INC.

Dated: January 7, 2009

	By:	/S/ S.J. KIM, DIR

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